UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2014

HKN, INC.

(Exact Name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas		76092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (817) 424-2424

Former Name or Former Address, if Changed Since Last Report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

We have previously disclosed the 2011 sale by our subsidiary XPLOR Energy SPV-1, Inc. (“XPLOR”) of its oil and gas production assets and related operations at its Main Pass 35 field, the alleged defects in the salt water disposal system at Main Pass resulting in a salt water spill in the Gulf of Mexico, the criminal investigation by the U.S. Environmental Protection Agency of such salt water spill and our preliminary discussions with the U. S. Attorney’s Office in New Orleans, Louisiana with regard to resolving any potential allegations against XPLOR.

On September 15, 2014, the U.S. Attorney’s Office filed a Bill of Information with the U.S. District Court for the Eastern District of Louisiana alleging that XPLOR knowingly violated The Federal Water Pollution Control Act (a/k/a the Clean Water Act) at its Main Pass operations. We continue to estimate that the range of payment in settlement of these alleged claims against XPLOR will not exceed $3.3 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2014	HKN, Inc.

	By:	/s/ Sarah B. Gasch
Sarah B. Gasch
Executive Vice President and Chief Financial Officer

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